Exhibit 99.1

HNI Corporation 600 East Second Street, Muscatine, Iowa 52761, Tel 563 272 7400, Fax 563 272 7347, hnicorp.com

News Release

HNI Corporation Announces Extension of Exchange Offer

MUSCATINE, Iowa, October 27, 2025 – On August 4, 2025, HNI Corporation (NYSE: HNI; “HNI” or “the Corporation”) announced a definitive agreement to acquire Steelcase, Inc. (NYSE: SCS; “Steelcase”) in a cash and stock transaction (the “Acquisition”). In connection with the Acquisition, HNI previously announced the commencement of an offer to exchange any and all outstanding 5.125% Notes due 2029 (the “Existing Steelcase Notes”), as issued by Steelcase, for up to $450,000,000 aggregate principal amount of new notes to be issued by HNI (the “New HNI Notes”).

HNI today announced that it has extended the expiration date of its previously announced (A) offer to exchange (the “Exchange Offer”) any and all outstanding Existing Steelcase Notes for New HNI Notes and (B) related solicitation of consents (the “Consent Solicitation”) from the Eligible Holders of the Existing Steelcase Notes to, among other things, eliminate certain covenants and restrictive provisions from the Steelcase indenture dated August 7, 2006, governing the Existing Steelcase Notes (as amended and supplemented, the “Existing Steelcase Indenture”) and the Existing Steelcase Notes (the “Proposed Amendments”) from 5:00 p.m., New York City time, on October 27, 2025, to 5:00 p.m., New York City time, on December 5, 2025, unless further extended (the “Expiration Date”).

On the early tender date and consent revocation deadline of October 9, 2025, HNI received consents sufficient to amend the Existing Steelcase Indenture to effectuate the Proposed Amendments. The supplemental indenture to the Existing Steelcase Indenture was executed on October 9, 2025 in order to effect the Proposed Amendments (the “Existing Steelcase Notes Supplemental Indenture”). The Existing Steelcase Notes Supplemental Indenture will become operative only upon the settlement date for the Exchange Offer and the Consent Solicitation, which is expected to be within five business days after the Expiration Date (the “Settlement Date”).

The Exchange Offer and Consent Solicitation is subject to the satisfaction of certain conditions, including among other things, the consummation of the Acquisition. The parties’ obligations to complete the Acquisition are conditioned upon (i) certain HNI and Steelcase shareholder approvals, (ii) the receipt of antitrust approvals and (iii) certain other customary closing conditions. The consummation of the Acquisition is not subject to the completion of the Exchange Offer or Consent Solicitation or a financing condition.

To the extent the consummation of the Acquisition is not anticipated to occur on or before the then-anticipated Settlement Date, for any reason, HNI anticipates extending the Expiration Date until such time that the Acquisition may be consummated on or before the Settlement Date. To further extend the Expiration Date, HNI will notify the Information & Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Tenders of Existing Steelcase Notes in the Exchange Offer and related consents validly delivered (and not validly revoked) prior to the extension of the Expiration Date remain valid. All Existing Steelcase Notes previously tendered (and not validly withdrawn) in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by HNI.

Except as described in this press release, and the press release issued by HNI on October 10, 2025, all other terms of the Exchange Offer and Consent Solicitation remain unchanged.

As of 5:00 p.m., New York City time, on October 27, 2025, the principal amounts of Existing Steelcase Notes set forth in the table below had been validly tendered and not validly withdrawn (and consents thereby validly delivered and not validly revoked).

Title of Existing Steelcase Notes	CUSIP Number of Existing Steelcase Notes	Title of New HNI Notes	Aggregate Principal Amount Outstanding	Existing Steelcase Notes Tendered
				Principal Amount	Percentage
5.125% Senior Notes due 2029	858155 AE4	5.125% Senior Secured Notes due 2029	$450,000,000	$350,767,000	77.95%

HNI is making the Exchange Offer and Consent Solicitation pursuant to the terms and subject to the conditions set forth in the Exchange Offer Memorandum and Consent Solicitation Statement (the “Statement”). The Statement and other documents relating to the Exchange Offer and Consent Solicitation have and will only be distributed to holders of Existing Steelcase Notes who complete and return a letter of eligibility certifying that they are (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended ( “Securities Act”) or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act and who are “non-U.S. qualified offerees” (as defined in the Statement) are authorized to receive and review the Statement (such persons, “Eligible Holders”). Eligible Holders of Existing Steelcase Notes who desire to obtain and complete the letter of eligibility and obtain copies of the Statement should either visit www.dfking.com/hni or contact D.F. King & Co., Inc. (the “Information & Exchange Agent”) at HNI@dfking.com, (800) 488-8075 (toll-free) or (212) 235-7305 (collect for banks and brokers).

Among other risks described in the Statement, the Exchange Offer and Consent Solicitation are expected to result in reduced liquidity for the Existing Steelcase Notes that are not exchanged and, if adopted, the Proposed Amendments will reduce protection to remaining holders of Existing Steelcase Notes. Eligible Holders should refer to the Statement for more details on the risks related to the Exchange Offer and Consent Solicitation.

The New HNI Notes have not been registered under the Securities Act or any state or foreign securities laws, and they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state and foreign securities laws.

About HNI Corporation

HNI Corporation (NYSE: HNI) has been improving where people live, work, and gather for more than 75 years. HNI is a manufacturer of workplace furnishings and residential building products, operating under two segments. The Workplace Furnishings segment is a leading global designer and provider of commercial furnishings, going to market under multiple unique brands. The Residential Building Products segment is the nation's leading manufacturer and marketer of hearth products, which include a full array of gas, electric, wood, and pellet-burning fireplaces, inserts, stoves, facings, and accessories.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act, which involve risks and uncertainties. Any statements about HNI’s, Steelcase’s or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events and any other statements to the extent they are not statements of historical fact are forward-looking statements. Words, phrases or expressions such as “anticipate,” “believe,” “could,” “confident,” “continue,” “estimate,” “expect,” “forecast,” “hope,” “intend,” “likely,” “may,” “might,” “objective,” “plan,” “possible,” “potential,” “predict,” “project”, “target,” “trend” and similar words, phrases or expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are based on information available and assumptions made at the time the statements are made. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Forward-looking statements in this communication include, but are not limited to, statements about the timing of the Acquisition, the Exchange Offer and the Consent Solicitation, including the expected timing and potential extension of the operative time of the Existing Steelcase Notes Supplemental Indenture, the Settlement Date and the Expiration Date, and other statements that are not historical facts.

The following Acquisition-related factors, among others, could cause actual results to differ materially from those expressed in or implied by forward-looking statements: the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between HNI and Steelcase; the outcome of any legal proceedings that may be instituted against HNI or Steelcase; the possibility that the Acquisition does not close when expected or at all because required regulatory, shareholder, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that seeking or obtaining such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Acquisition); the risk that the benefits from the Acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, trade policy (including tariff levels), laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which HNI and Steelcase operate; any failure to promptly and effectively integrate the businesses of HNI and Steelcase; the possibility that the Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of HNI’s or Steelcase’s customers, employees or other business partners, including those resulting from the announcement, pendency or completion of the Acquisition; the dilution caused by HNI’s issuance of additional shares of its capital stock in connection with the Acquisition; and the diversion of management’s attention and time to the Acquisition from ongoing business operations and opportunities.

Additional important factors relating to Steelcase that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters, pandemics and other Force Majeure events; cyberattacks; changes in the legal and regulatory environment; changes in raw material, commodity and other input costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in Steelcase’s most recent Annual Report on Form 10-K and its other filings with the U.S. Securities and Exchange Commission (the “SEC”).

Additional important factors relating to HNI that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, HNI’s ultimate realization of the anticipated benefits of the acquisition of Kimball International; disruptions in the global supply chain; the effects of prolonged periods of inflation and rising interest rates; labor shortages; the levels of office furniture needs and housing starts; overall demand for HNI’s products; general economic and market conditions in the United States and internationally; industry and competitive conditions; the consolidation and concentration of HNI’s customers; HNI’s reliance on its network of independent dealers; change in trade policy, including with respect to tariff levels; changes in raw material, component, or commodity pricing; market acceptance and demand for HNI’s new products; changing legal, regulatory, environmental, and healthcare conditions; the risks associated with international operations; the potential impact of product defects; the various restrictions on HNI’s financing activities; an inability to protect HNI’s intellectual property; cybersecurity threats, including those posed by potential ransomware attacks; impacts of tax legislation; and force majeure events outside HNI’s control, including those that may result from the effects of climate change, a description of which risks and uncertainties and additional risks and uncertainties can be found in HNI’s most recent Annual Report on Form 10-K and its other filings with the SEC.

These factors are not necessarily all of the factors that could cause HNI’s, Steelcase’s or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any forward-looking statements. Other unknown or unpredictable factors also could harm HNI’s, Steelcase’s or the combined company’s results.

All forward-looking statements attributable to HNI, Steelcase, or the combined company, or persons acting on HNI’s or Steelcase’s behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and HNI and Steelcase do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If HNI or Steelcase updates one or more forward-looking statements, no inference should be drawn that HNI or Steelcase will make additional updates with respect to those or other forward-looking statements. Further information regarding HNI, Steelcase and factors that could affect the forward-looking statements contained herein can be found in HNI’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC, and in Steelcase’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its other filings with the SEC including the section entitled "Risk Factors" in the registration statement on Form S-4 relating to the Acquisition.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to purchase, or the solicitation of an offer to sell, or the solicitation of tenders or consents with respect to any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In the case of the Exchange Offer and Consent Solicitation, the Exchange Offer and Consent Solicitation are being made solely pursuant to the Statement and only to such persons and in such jurisdictions as is permitted under applicable law.

For Information, Contact:

Vincent P. Berger

Executive Vice President and Chief Financial Officer

(563) 272-7400

Matthew S. McCall

Vice President, Investor Relations and Corporate Development

(563) 275-8898